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                                                                    EXHIBIT 32.1


                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Myriad Entertainment & Resorts, Inc. (formerly Synergy 2000, Inc.)(the "Company") on Form 10-QSB/A for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Hawrelechko, Chief Executive Officer and Chief Financial Officer, certify, pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of, and for the periods presented in the Report.

/S/ SCOTT HAWRELECHKO
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Scott Hawrelechko
Chief Executive Officer and Chief Financial Officer

June 9, 2005


A signed original of this written statement required by Section 906 has been provided to Myriad Entertainment & Resorts, Inc. (formerly Synergy 2000, Inc.) and will be retained by Myriad Entertainment & Resorts, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.